SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2002

THE SEIBELS BRUCE GROUP, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-8804	57-0672136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Lady Street (Post Office Box 1) Columbia, South Carolina)	29201
(Address of principal executive offices	(Zip Code)

Registrant’s telephone number, including area code:             (803) 748-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.              Other Events

On November 15, 2002, The Seibels Bruce Group, Inc. (the “Company”) issued a press release announcing that it had completed a transaction with The Hartford Financial Services Group, Inc. (“The Hartford”) under which The Hartford acquired the right to renew or assume all of the Company’s in-force National Flood Insurance Program business written under the Write Your Own Program.  A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.

Item 7.              Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits.

The following exhibit is filed herewith and made a part hereof.

Exhibit No.		Description

99	—	Press Release dated November 15, 2002

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:       November 15, 2002

THE SEIBELS BRUCE GROUP, INC.

By:	/s/ Matthew P. McClure
Matthew P. McClure Corporate Secretary